Exhibit (iii)

STATEMENT OF SINGLE INSURED BOND REQUIRED

		Sum of
	Gross Assets at	Stand-Alone Series	Amount of
	12/31/17	Gross Assets	Bond Required
	(in millions	(in millions	(in thousands
	000,000 omitted)	000,000 omitted)	000 omitted)
Calvert Global Energy Solutions Fund	89.4
Calvert Global Water Fund	471.1
Calvert Green Bond Fund	106.0
Calvert Small-Cap Fund	319.1
Calvert Impact Fund, Inc. Totals		985.6	1000
Calvert Absolute Return Bond Fund	109.7
Calvert Responsible Municipal Income Fund	144.5
Calvert Ultra-Short Duration Income NextShares	0.0
Calvert Management Series Totals		254.2	750
Calvert International Responsible Index Fund	67.3
Calvert US Large-Cap Core Responsible Index Fund	1,039.4
Calvert US Large-Cap Growth Responsible Index Fund	56.6
Calvert US Large-Cap Value Responsible Index Fund	145.5
Calvert US Mid-Cap Core Responsible Index Fund	54.8
Calvert Responsible Index Series, Inc. Totals		1,363.6	1250
Calvert Aggressive Allocation Fund	145.2
Calvert Balanced Fund	704.1
Calvert Bond Fund	989.6
Calvert Conservative Allocation Fund	197.5
Calvert Equity Fund	2,207.5
Calvert Moderate Allocation Fund	280.0
Calvert Social Investment Fund Totals		4,523.9	2500

Calvert VP EAFE International Index Portfolio	148.3
Calvert VP Investment Grade Bond Index Portfolio	167.0
Calvert VP NASDAQ 100 Index Portfolio	135.4
Calvert VP Russell 2000 Small Cap Index Portfolio	191.2
Calvert VP S&P 500 Index Portfolio	515.3
Calvert VP S&P MidCap 400 Index Portfolio	551.2
Calvert VP Volatility Managed Growth Portfolio	156.3
Calvert VP Volatility Managed Moderate Growth Portfolio	94.4
Calvert VP Volatility Managed Moderate Portfolio	118.5
Calvert Variable Products, Inc.		2,077.6	1700
Calvert VP SRI Balanced Portfolio	330.6
Calvert VP SRI Mid Cap Growth Portfolio	41.3
Calvert Variable Series, Inc. Totals		371.9	750
Calvert Emerging Markets Equity Fund	517.8
Calvert International Equity Fund	218.6
Calvert International Opportunities	231.2
Calvert Mid-Cap Fund	253.8
Calvert World Values Fund, Inc. Totals		1,221.4	1250
Calvert Floating-Rate Advantage Fund	52.5
Calvert High Yield Bond Fund	188.1
Calvert Income Fund	505.3
Calvert Long Term Income Fund	87.4
Calvert Short Duration Income Fund	1,339.3
Calvert Ultra-Short Duration Income Fund	972.0
The Calvert Fund Totals		3,144.6	2100

TOTALS	13,942.8		11,300